UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 5, 2007

Copart, Inc.

(Exact name of registrant as specified in its charter)

California	0-23255	94-2867490
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4665 Business Center Drive

Fairfield, California 94534

(Address of Principal Executive Offices, including Zip Code)

(707) 639-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.05 – Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On June 5, 2007, the Board of Directors of Copart approved certain amendments to Copart’s Code of Business Conduct (the “Code”), which applies to all of Copart’s employees, officers and directors.  The principal amendments to the Code related to Copart’s policies relating to working with governmental personnel and entities.  Previously, the Code prohibited any Copart employee from providing any gift or personal amenity, including meals or refreshments, to any government personnel or elected officials.  As amended, the Code prohibits any cash payments to government personnel or elected officials but permits gifts and amenities so long as delivery of the gift or amenity does not violate applicable law or Copart’s internal policies relating to political activities.

Copart recently hired a Government Affairs Officer to manage and monitor Copart’s political activities.  The Government Affairs Officer and Copart’s legal department are currently establishing policies and procedures to govern Copart’s political activities.

The amended Code is available at Copart’s website located at http://www.copart.com. A copy of the amended Code is also attached hereto as Exhibit 14.02 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
14.02	Copart, Inc. Code of Business Conduct (as amended June 5, 2007)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Copart, Inc.

By:	/s/ Paul A. Styer
Paul A. Styer
Senior Vice President, General Counsel, and
Secretary

Date: June 8, 2007